Exhibit 99.1

NEWS RELEASE

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND ANNOUNCES MARCH 31, 2025 FINANCIAL RESULTS AND DECLARED TOTAL DISTRIBUTIONS OF $0.69 PER SHARE IN Q1 2025

New York (May 7, 2025) – T. Rowe Price OHA Select Private Credit Fund (the “Company” or “OCREDIT”) today reported financial results and total distributions of $0.69 per share for the quarter ended March 31, 2025.

As private credit remains a key driver of financing solutions within credit markets, OCREDIT closed the first quarter with the addition of 7 new portfolio companies across a diverse range of industries, representing portfolio net growth of nearly $124.8 million. OCREDIT’s $2.2 billion investment portfolio is now comprised of exposure to over 100 portfolio companies across 21 unique sectors, and a weighted average portfolio yield of 10.8%. “Against the dynamic market backdrop of Q1, private credit’s outperformance versus other markets has provided ballast and stability in clients’ otherwise volatile portfolios,” said Eric Muller, OCREDIT’s Chief Executive Officer.

QUARTERLY HIGHLIGHTS4

•	Inception-to-date[1] annualized total return of 12.67%[2];
•	Net investment income per share was $0.64 with weighted average yield on debt and income producing investments, at amortized cost of 10.8%[3], and earnings per share were $0.32;
•	Distributions declared were $0.69 with a dividend yield of 10.1%;
•	Net asset value per share as of March 31, 2025 was $27.25;
•	Gross investment fundings were $184.5 million;
•	Debt-to-equity as of March 31, 2025 was 0.74x, as compared to 0.79x as of December 31, 2024;
•
The Company had total net debt outstanding of $925.3 million with a weighted average interest rate of debt of 7.0%. In the first quarter, OCREDIT secured $160 million in additional borrowing capacity via an upsize to the JPM Credit Facility. Subsequent to quarter end, the Company entered into an Amended and Restated Senior Secured Revolving Credit Agreement (the “Agreement”) with JPMorgan Chase Bank (“JPM” or the “JPM Credit Facility”). The Agreement extended the maturity date from August 29, 2028 to May 2, 2030;

•
During the first quarter of 2025, the Company issued 1,289,722 of Class I common shares for proceeds of $35.4 million, 828,321 of Class S common shares for proceeds of $22.8 million, and 238,362 of Class D common shares for proceeds of $6.5 million. From April 1, 2025 through May 7, 2025, the Company received total proceeds of $120.7 million from common shareholders in connection with its public offering.[4]

•
Subsequent to quarter end on April 28, 2025, the Company declared a  regular distribution of $0.20 per share and a variable supplemental distribution of $0.03 per share, for total distributions of $0.23 per share, which is payable on or about May 30, 2025 to common shareholders of record as of April 30, 2025.

1 Inception is November 14, 2022.
2 Annualized total return based on net asset value calculated as the change in net asset value per share during the respective period, assuming distributions that have been declared are reinvested on the effects of the performance of the Company during the period. Past performance is no guarantee of future results.
3 Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on income producing securities, divided by (b) the total relevant investments at amortized cost or fair value, as applicable.
4 Does not include common shares sold through the Company’s distribution reinvestment plan.

DISTRIBUTIONS5

During the first quarter of 2025, the Company declared total distributions of $0.69 per share. As of March 31, 2025, the Company’s annualized distribution yield was 10.1%.6

From April 1, 2025 through May 7, 2025, the Company declared the following distribution which is payable on or about May 30, 3025 to common shareholders of record as of April 30 2025:

($ per share)	April 28, 2025
Base Distribution	$0.20
Variable Distribution	$0.03
Total Distribution	$0.23

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, unless otherwise noted)	Q1 2025	Q4 2024
Net investment income per share	$0.64	$0.74
Net investment income	$28,549	$30,805
Earnings per share	$0.32	$0.58

	As of	As of
	March 31, 2025	December 31, 2024
($ in thousands, unless otherwise noted)
Total fair value of investments	$2,170,738	$2,053,427
Total assets	$2,265,181	$2,161,720
Total net assets	$1,252,813	$1,200,629
Net asset value per share	$27.25	$27.62

5 Future distribution payments are not guaranteed. The Company may pay distributions from the sale of assets, offering proceeds, or borrowings.
6 Performance and share activity shown is indicative of Class I only, unless otherwise indicated.

INVESTMENT ACTIVITY

For the three months ended March 31, 2025, net investment fundings were $124.8 million. The Company invested $184.5 million during the quarter, including $98.1 million in 7 new companies and $86.4 million in existing companies. The Company had $59.7 million of principal repayments and sales during the quarter.

($ in millions, unless otherwise noted)
	Q1 2025	Q4 2024
Investment Fundings	$184.5	$241.5
Sales and Repayments	$59.7	$118.9
Net Investment Activity	$124.8	$122.6

As of March 31, 2025, the Company’s investment portfolio had a fair value of $2,170.7 million, comprised of investments in 108 portfolio companies operating across 21 different industries. The investment portfolio at fair value was comprised of 93.3% first lien loans, 5.4% second lien loans, and 1.3% preferred equity investments. In addition, as of March 31, 2025, 98.7% of the Company’s debt investments based on fair value were at floating rates and 1.3% were at fixed rates. There were no investments on non-accrual status.

FORWARD-LOOKING STATEMENTS

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. OCREDIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or OCREDIT’s prospectus and other filings). Except as otherwise required by federal securities laws, OCREDIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

ABOUT T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

OCREDIT is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. The Company also intends to elect to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended. OHA Private Credit Advisors LLC (the “Adviser”) is the investment adviser of the Company. The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940. OCREDIT’s registration statement became effective on September 29, 2023. From inception through March  31, 2025, the Company has invested approximately $2.7 billion in aggregate cost of debt investments prior to any subsequent exits or repayments. The Company’s investment objective is to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments capturing long-term capital appreciation, while maintaining a strong focus on risk management. OCREDIT invests primarily in directly originated and customized private financing solutions, including loans and other debt securities with a strong  focus on senior secured lending to larger companies.

Please visit www.ocreditfund.com for additional information.

ABOUT OAK HILL ADVISORS

Oak Hill Advisors (“OHA”) is a leading global credit-focused alternative asset manager with over 30 years of investment experience. OHA works with institutions and individuals and seeks to deliver a consistent track record of attractive risk-adjusted returns. The firm has approximately $95 billion in assets under management (“AUM”) as of March  31, 2025 across credit strategies, including private credit, high yield bonds, leveraged loans, private capital solutions and collateralized loan obligations. Additional information on OHA’s AUM calculation methodology can be found on the OHA website. OHA’s emphasis on long-term partnerships with companies, sponsors and other partners allows for the provision of customized credit solutions across market cycles. With over 400 experienced professionals across six global offices, OHA brings a collaborative approach to offering investors a single platform to meet their diverse credit needs. OHA is the private markets platform of T. Rowe Price Group, Inc. (NASDAQ – GS: TROW). For more information, please visit www.oakhilladvisors.com.

ABOUT T. ROWE PRICE

Founded in 1937, T. Rowe Price  (NASDAQ – GS: TROW) helps individuals and institutions around the world achieve their long-term investment goals. As a large global asset management company known for investment excellence, retirement leadership, and independent proprietary research, the firm is built on a culture of integrity that puts client interests first. Clients rely on the award-winning firm for its retirement expertise and active management of equity, fixed income, alternatives, and multi-asset investment capabilities. T. Rowe Price has $1.61 trillion in assets under management as of March 31, 2025, and serves millions of clients globally. News and other updates can be found on  Facebook,  Instagram,  LinkedIn,  X,  YouTube, and  troweprice.com/newsroom.

T. ROWE PRICE AND OHA PR CONTACTS:

T. Rowe Price
Bill Weeks
+1 (914) 762-2858
bill.weeks@troweprice.com

Oak Hill Advisors
Natalie Harvard
+1 (212) 326-1505
nharvard@oakhilladvisors.com

T. Rowe Price OHA Select Private Credit Fund
Consolidated Statements of Assets and Liabilities
(in thousands, except per share amounts)

	As of	As of
	March 31, 2025	December 31, 2024
ASSETS
Investments at fair value:
Non-controlled/non-affiliated investments (cost of $2,178,843 and $2,051,457 at March 31, 2025 and December 31, 2024, respectively)	$2,170,738	$2,053,427
Cash, cash equivalents and restricted cash	61,839	62,157
Interest receivable	20,164	26,679
Deferred financing costs	8,962	8,557
Deferred offering costs	61	220
Receivable for investments sold	616	9,890
Derivative assets, at fair value	$2,801	$—
Total assets	$2,265,181	$2,160,930

LIABILITIES
Debt (net of unamortized debt issuance costs of $2,914 and $3,093, at March 31, 2025 and December 31, 2024, respectively)	$925,332	$913,053
Payable for investments purchased	44,816	82
Interest and debt fee payable	7,851	21,969
Distribution payable	19,471	14,313
Management fee payable	3,783	3,494
Income incentive fee payable	4,144	4,478
Distribution and/or shareholder servicing fees payable	51	33
Due to counterparty	2,160	—
Accrued expenses and other liabilities	4,760	3,669
Total liabilities	$1,012,368	$961,091

Commitments and contingencies (Note 9)

NET ASSETS
Common shares, $0.01 par value (45,976,757 and 43,472,573 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	$460	$435
Additional paid in capital	1,265,939	1,197,185
Distributable earnings (loss)	(13,586)	3,009
Total net assets	$1,252,813	$1,200,629
Total liabilities and net assets	$2,265,181	$2,161,720
Net asset value per share	$27.25	$27.62

See accompanying notes to consolidated financial statements.
sec.gov

T. Rowe Price OHA Select Private Credit Fund
Consolidated Statements of Operations
(in thousands, except per share amounts)
	For the Three Months Ended
	March 31, 2025	March 31, 2024
Investment income from non-controlled / non-affiliated investments:
Interest income	$56,325	$39,699
Other income	1,263	3,162
Total investment income	57,588	42,861

Expenses:
Interest and debt fee expense	$17,966	$11,137
Management fees	3,783	2,344
Income incentive fee	4,144	3,363
Distribution and shareholder servicing fees
Class S	126	—
Class D	2	—
Professional fees	464	278
Board of Trustees fees	97	97
Administrative service expenses	513	413
Other general & administrative expenses	765	1,001
Amortization of deferred offering costs	159	756
Total expenses before fee waivers and expense support	28,019	19,389
Expense support	—	(477)
Recoupment of expense support	1,020	—
Management fees waiver	—	(2,344)
Income incentive fee waiver	—	(3,363)
Total expenses net of fee waivers and expense support	29,039	13,205
Net investment income before taxes	28,549	29,656
Excise tax expense	—	—
Net investment income	28,549	29,656

Realized and unrealized gain (loss):
Realized gain (loss):
Non-controlled/non-affiliated investments	(2,497)	129
Foreign currency transactions	(317)	146
Foreign currency forward contracts	(1,354)	(61)
Net realized gain (loss)	(4,168)	214

Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(10,075)	(1,942)
Foreign currency translation	6	—
Foreign currency forward contracts	(89)	905
Net change in unrealized appreciation (depreciation)	(10,158)	(1,037)
Net realized and unrealized gain (loss)	(14,326)	(823)
Net increase (decrease) in net assets resulting from operations	$14,223	$28,833

See accompanying notes to consolidated financial statements.
sec.gov

For a more detailed description of OCREDIT’s investment guidelines and risk factors, please refer to the prospectus. Consider the investment objectives, risks, and charges and expenses carefully before investing or sending money. For a free prospectus containing this and other information, call 1-855-405-6488 or visit www.ocreditfund.com. Read it carefully.

OCREDIT is a BDC, which offers individual investors access to private lending, historically only accessible to institutions and high-net-worth investors. At least 70% of a BDC’s investments must be in U.S. private companies with less than $250 million in market capitalization.

OCREDIT is a non-exchange traded BDC that expects to invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments. An investment in OCREDIT involves a high degree of risk. An investor should purchase securities of OCREDIT only if they can afford the complete loss of the investment.

Neither the SEC nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or Regulation Best Interest standard to any or all purchasers.

For OCREDIT’s full historical performance figures, please visit https://www.troweprice.com/en/us/ocredit/performance for more information.

As of March 31, 2025, OCREDIT is available in 54 states and territories.

As of March 31, 2025, OCREDIT is not registered for offer or sale outside of the United States.

BDCs may charge management fees, incentive fees, as well as other fees associated with servicing loans. These fees will detract from the total return.

OCREDIT may, in certain circumstances, invest in companies experiencing distress increasing the risk of default or failure.  OCREDIT is not listed on an exchange, which heightens liquidity risk for an investor.  OCREDIT has limited prior operating history and there is no assurance that it will achieve its investment objectives. The Company’s public offering is a “blind pool” offering and thus investors will not have the opportunity to evaluate the Company’s investments before they are made.  Investors should not expect to be able to sell shares regardless of performance and should consider that they may not have access to the money invested for an extended period of time and may be unable to reduce their exposure in a market downturn.

OCREDIT employs leverage, which increases the volatility of OCREDIT’s investments and will magnify the potential for loss. Fixed-income securities are subject to credit risk, call risk, and interest rate risk. As interest rates rise, bond prices fall. Investments in high-yield bonds involve greater risk.  International investments can be riskier than U.S. investments and subject to foreign exchange risk.

OCREDIT is “non-diversified,” meaning it may invest a greater portion of its assets in a single company. OCREDIT’s share price can be expected to fluctuate more than that of a comparable diversified fund. OCREDIT may invest in derivatives, which may be riskier or more volatile than other types of investments because they are generally more sensitive to changes in market or economic conditions.

Account opening and closing fees may apply depending on the amount invested and the timing of the account closure. There may be costs associated with the investments in the account such as periodic management fees, incentive fees, loads, other expenses or brokerage commissions. Fees for optional services may also apply.

Opinions and estimates offered herein constitute the judgment of OHA as of the date this document is provided to an investor and are subject to change, as are statements about market trends. All opinions and estimates are based on assumptions, all of which are difficult to predict and many of which are beyond the control of OHA. In preparing this document, OHA has relied upon and assumed, without independent verification, the accuracy and completeness of all information. OHA believes that the information provided herein is reliable; however, it does not warrant its accuracy or completeness. Certain information contained in the press release discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Diversification cannot assure a profit or protect against loss in a declining market. Potential investors are urged to consult a tax professional regarding the possible economic, tax, legal, or other consequences of investing in OCREDIT in light of their particular circumstances.

In the United States, the Company’s securities are offered through T. Rowe Price Investment Services Inc., a broker-dealer registered with the SEC and a member of FINRA. OHA is a T. Rowe Price company.

© 2025 Oak Hill Advisors. All Rights Reserved. OHA is a trademark of Oak Hill Advisors, L.P.  T. ROWE PRICE is a trademark of T. Rowe Price Group, Inc. All other trademarks shown are the property of their respective owners. Use does not imply endorsement, sponsorship, or affiliation of Oak Hill Advisors with any of the trademark owners.